UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest reported): August 5, 2002

                       Commission file number: 0000796655
                                ----------------

                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     13-3054685
(State or other jurisdiction of             (IRS Employer Identification Number)
 Incorporation or Organization)

 801 Mahler Rd, Suite G, Burlingame, CA                   94010
(Address of principal executive offices)                (Zip Code)

                                 (650) 692-0240
              (Registrant's Telephone Number, including area code)

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ITEM 5. Other Events

August 5, 2002

Dear Shareholders:

Since my last letter it's been a tumultuous five weeks in the stock market and the economy in general. I have heard from many of you inquiring about the health of the company in light of the drop in the stock price. I can report to you that with the exception of making fund-raising difficult, the stock price changes have not affected our progress on the technical or marketing fronts. In fact, we have made substantial progress during this period. Here is an update:

Technology
Today we announced the availability of a free evaluation version of the ANTs Data Server (ADS). It's available on our web site: http://www.antssoftware.com/technology/downloads. One element of our marketing program is to build grass-roots developer support and obtain feedback from a wide variety of users. This is a technique used by many software companies and I encourage you to "spread the word" to folks you know in the IT arena.

We continue beta testing with the company evaluating ADS and it is going well. In the tests conducted by this company ADS is significantly outperforming Microsoft SQL Server. Our technical contact is hoping to conclude testing in the next couple weeks. Let me caution you that this process can derail at any time for many reasons, including those having nothing to do with ANTs. That said, our goal is to move towards a licensing agreement as soon as testing is complete.

As announced previously, we are porting ADS to the Sun/Solaris platform. We have a strong team on this effort and expect it will be ready for testing in the October-November time frame. We have established a number of contacts at Sun and folks in their lab have expressed significant interest in testing ADS once we're ported. We believe that an enthusiastic response from Sun would have a positive affect on our ability to market ADS to end-users.

Marketing/Strategy
We are in discussions with a number of large software companies (all recognizable names) regarding strategic alternatives ranging from licensing to investment and up to and including acquisition. During this process we have received strong validation of our technology from highly placed technical managers. We are now developing support within the business units and we are working towards a deal. Keep in mind that because of the tremendous turmoil in the IT arena it has taken months in some cases to get to this point so it probably will take a while longer before we get to substantive business discussions.

Financial
We recently made cuts in both headcount and salary, however our core team is intact, we continue to move forward on all fronts, and we are now funded through September. We have a real challenge on our hands raising additional capital so I want to be brutally honest with you. It is possible that we may not raise enough funds or secure a deal to continue operations beyond September. That said, we have been here before, we have many irons in the fire, and we are actively pursuing all reasonable possibilities.

I will keep you posted as events unfold. Know that we are working hard every day on your behalf and all of us here at ANTs appreciate your support.

I firmly believe that this technology is innovative and very special and it deserves to succeed.

Sincerely,


Frank Ruotolo
President and CEO


This letter is not an offer to sell, nor solicitation of offers to buy, securities. This letter contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software (the "Company") will produce the expected results or that it will result in a commercially viable product; that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-KSB for the fiscal year ended December 31, 2001. The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.

                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ANTs software inc.


Date:    August 5, 2002        By:   /s/     Francis K. Ruotolo
                                     ------------------------------------------
                                     Francis K. Ruotolo, Chairman,
                                     Chief Executive Officer and President